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                                                                     EXHIBIT 5.1

                                                    Our File Number: 17323.00096
                                     Writer's Direct Dial Number: (561) 650-0577
                                   Writer's e-mail Address: sserling@gunster.com
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                             June __, 1999


SBA COMMUNICATIONS CORPORATION
One Town Center Road
Third Floor
Boca Raton, FL 33486

     Re:  Registration Statement No. 333-76547; 13,269,231 shares of
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          Class A Common Stock, Par Value $.01 Per Share
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Ladies and Gentlemen:

     In connection with the registration of shares of Class A Common Stock of the company, par value $.01 per share (the "Shares"), consisting of 13,269,231 Shares offered by the Company under the Securities Act of 1933, as amended (the "Act"), by SBA Communications Corporation, a Florida corporation (the "Company"), on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on April 19, 1999 (File No. 333-76547), as amended by Amendment No. 1 filed with the Commission on May 7, 1999 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your special Florida counsel in connection with such registration, we are familiar with the proceedings taking and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Florida, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is our opinion that the Shares have been duly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be, validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                              Very truly yours,

                              GUNSTER, YOAKLEY, VALDES-FAULI
                              & STEWART, P.A.


                              By: /s/ Steven J. Serling
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                              Steven J. Serling,
                              For the Firm